John H. Lively

The Law Offices of John H. Lively & Associates, Inc.

A Member Firm of The 1940 Act Law GroupTM

11300 Tomahawk Creek Parkway, Suite 310

Leawood, KS 66211

Phone: 913.660.0778 Fax: 913.660.9157

john.lively@1940actlawgroup.com

March 30, 2018

WP Trust

129 NW 13th Street, Suite D-26

Boca Raton, FL 33432

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the WP Smaller Companies Income Plus Fund, WP International Companies Income Plus Fund and the WP Income Plus Fund (the “Funds”), each a series portfolio of the WP Trust (the “Trust”), which is included in Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-206306), and Amendment No. 16 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23086), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.